UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 5th Floor

McLean, Virginia 22102

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 7, 2024, NextNav Inc. (“NextNav”) and its wholly-owned subsidiary Progeny LMS, LLC (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Telesaurus Holdings GB (“Telesaurus”) and Skybridge Spectrum Foundation (“Skybridge”), pursuant to which the Company will acquire (1) Multilateration Location and Monitoring Service (“M-LMS”) licenses (the “Licenses”) issued by the Federal Communications Commission (the “FCC”) and (2) rights to a petition for reconsideration, dated December 20, 2017, which, if granted, may reinstate additional M-LMS licenses owned by Skybridge and Telesaurus and terminated by the FCC in 2017, for an aggregate purchase price of up to $50,000,000 paid in the form of cash and NextNav common stock (the foregoing contemplated sale and rights, collectively, the “Transaction”).

The closing (“Closing”) of the Transaction is subject to customary conditions as well as the approval of the Superior Court of the State of California, County of Alameda (“Alameda Court Approval”) and approval of the FCC of the application seeking the transfer and assignment of the Licenses to the Company by final order (“FCC Approval”) and will occur upon the assignment of the Licenses following the FCC Approval.

The consideration for the Transaction is payable as follows:

●	$2,499,900 in cash within thirty (30) days of the Alameda Court Approval (payable regardless of whether Closing occurs);

●	$7,500,000 in shares of NextNav common stock on the earlier of the FCC Approval or, if no action has been taken by the FCC, November 15, 2024 (payable regardless of whether Closing occurs); and

●	$20,000,100 in shares of NextNav common stock within thirty (30) days of the assignment of the Licenses at Closing following the FCC Approval (the foregoing two stock payments, collectively, the “Stock Consideration”).

The Agreement provides for potential additional consideration in the amount of $20,000,000, payable in shares of NextNav common stock (“Additional Payment”), contingent upon the FCC granting additional flexibility in the use of M-LMS spectrum, including the M-LMS spectrum covered by the Licenses. The Additional Payment (if earned) is required to be paid within thirty (30) days following the release of the FCC order providing such additional flexibility.

The number of shares issued as the Stock Consideration and the Additional Payment (if any) will be determined based on the twenty (20)-day trailing VWAP of the shares of common stock of NextNav calculated as of the date one trading day prior to the respective dates of issuance of such shares and subject to the requirements of the Nasdaq Stock Market Listing Rules. For purposes of the Agreement, “VWAP” is based on Bloomberg’s “HP” function set to weighted average for the relevant date range, between 9:30:01 a.m. and 4:00 p.m. for each day in the range.

The Agreement contains customary representations, warranties and covenants made by each of the parties. Such representations, warranties and covenants were made only for purposes of the Agreement and as of specific dates, and may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions therefore as characterizations of the actual state of facts or condition of NextNav, the Company or any of their subsidiaries or affiliates.

Registration Rights Agreement

In connection with the Agreement and the Transaction, NextNav entered into a Resale Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which NextNav has agreed to file one or more registration statements registering the shares of NextNav common stock issued as the Stock Consideration and the Additional Payment (if any).

The foregoing descriptions of the Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and each is qualified in its entirety by reference to, the Agreement and the Registration Rights Agreement, respectively, each of which will be filed as an exhibit to NextNav’s Quarterly Report on Form 10-Q for the period ending March 31, 2024.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the shares described in Item 1.01, NextNav relied upon the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 8.01. Other Events.

On March 11, 2024, NextNav issued a press release announcing the execution of the Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated March 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2024

NEXTNAV INC.

By:	/s/ Christian D. Gates
	Name:	Christian D. Gates
	Title:	Chief Financial Officer

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